UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DESTINY MEDIA TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

COLORADO	84-1516745
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1055 West Hastings Street, Suite 1040
Vancouver, British Columbia, Canada	V6E 2E9
(Name and address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: 604-609-7736

Approximate date of commencement of proposed sale to the public: Not Applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION THE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF THE REGISTRATION WHICH SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.

COPIES OF COMMUNICATIONS TO:
O’Neill & Taylor PLLC
435 Martin Street, Suite 1010
Blaine, WA 98230
(360) 332-3300
Agent for Service of Process

DE-REGISTRATION OF SHARES OF COMMON STOCK

On November 17, 2000, Destiny Media Technologies, Inc., a Colorado corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-50142) on Form S-8 under the Securities Act of 1933, registering up to 850,000 shares of the Company's common stock, par value $0.001 per share (the "Shares") to be issued pursuant to the exercise of options granted pursuant to the Company’s 1999 Stock Option Plan. Such Registration Statement was effective upon filing.

In accordance with the undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby de-registers all 850,000 Shares which remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia, Canada on February 24, 2004.

DESTINY MEDIA TECHNOLOGIES, INC.

By:	/s/ Steven Vestergaard

STEVEN VESTERGAARD, PRESIDENT

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Steven Vestergaard, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Steven Vestergaard	Principal Executive Officer,	February 24, 2004
Principal Financial Officer,
STEVEN VESTERGAARD	Principal Accounting Officer
and Director

/s/ Edward Kolic	Secretary	February 24, 2004
and Director
EDWARD KOLIC

/s/ Lawrence J. Langs	Director	February 24, 2004

LAWRENCE J. LANGS

/s/ Yoshitaro Kumagai	Director	February 24, 2004

YOSHITARO KUMAGAI

/s/ Wayne Koshman	Director	February 24, 2004

WAYNE KOSHMAN